EXHIBIT 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

            THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of December 4, 2012, is entered into by and among COMPRESSCO PARTNERS, L.P., a Delaware limited partnership (“Compressco Partners”), COMPRESSCO PARTNERS OPERATING, LLC, a Delaware limited liability company (“Compressco Operating”) and COMPRESSCO PARTNERS SUB, INC., a Delaware corporation (“Compressco Sub” and together with Compressco Partners and Compressco Operating, the “Borrowers” and each a “Borrower”), the other Loan Parties party hereto, and JPMORGAN CHASE BANK, N.A. (the “Lender”).

RECITALS

A.                 Borrowers, the other parties signatory thereto as “Loan Parties” (each individually, a “Loan Party” and collectively, the “Loan Parties”),  and Lender have previously entered into that certain Credit Agreement, dated as of June 24, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which Lender has made certain loans and financial accommodations available to Borrowers.  Terms used herein without definition shall have the meanings ascribed to them in the Credit Agreement.

B.                 Borrowers and the other Loan Parties have requested that Lender amend the Credit Agreement, and Lender is willing to amend the Credit Agreement pursuant to the terms and conditions set forth herein.

C.                 Each Borrower and each other Loan Party is entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of Lender’s rights or remedies as set forth in the Credit Agreement and the other Loan Documents are being waived or modified by the terms of this Amendment.

AGREEMENT

            NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.                  Amendments to Credit Agreement.

(a)                The definition of “Availability” in Section 1.01 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

            “ ‘Availability’ means, at any time, an amount equal to (a) the lesser of (i) the Commitment and (ii) the Borrowing Base, minus (b) the Exposure, minus (c) without duplication, Reserves (other than the Specified Reserve).”

(b)               The definition of “Availability Block” in Section 1.01 of the Credit Agreement is hereby deleted in its entirety.

(c)                The definition of “Borrowing Base” in Section 1.01 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

            “ ‘Borrowing Base’ means, at any time, the sum of (a) 85% of the Loan Parties’ Eligible Accounts at such time, plus (b) the lesser of (i) 60% of the Loan Parties’ Eligible Inventory,

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valued at the lower of cost, determined on an average cost basis, or market value, and (ii) the product of 85% multiplied by the Net Orderly Liquidation Value percentage identified in the most recent inventory appraisal ordered by the Lender multiplied by the Loan Parties’ Eligible Inventory, valued at the lower of cost, determined on an average cost basis, or market value, plus (c) the lesser of (i) 90% of the net book value of the Loan Parties’ Eligible Service and Rental Compressor Fleet Equipment (calculated based on a depreciation schedule not to exceed 12 years from the date of original purchase by the relevant Loan Party), and (ii) the product of 85% multiplied by the Net Orderly Liquidation Value percentage identified in the most recent service and rental compressor fleet appraisal ordered by the Lender multiplied by the net book value of the Loan Parties’ Eligible Service and Rental Compressor Fleet Equipment (calculated based on a depreciation schedule not to exceed 12 years from the date of original purchase by the relevant Loan Party), plus (d) 80% of the Loan Parties’ Eligible New Service and Rental Compressor Fleet Equipment, valued at cost or, in the event no service and rental compressor fleet appraisal has been received by the Lender during the 12 month period immediately preceding the calculation date, net book value, minus (e) Reserves.  The maximum amount of Inventory which may be included as part of the Borrowing Base is an amount equal to 25% of the Commitment in effect as of the calculation date.  The Lender may, in its Permitted Discretion and effective on delivery of notice to the Borrower Representative with respect to clause (x) and on the third Business Day after notice thereof to the Borrower Representative with respect to clauses (y) and (z), (x) during the continuance of an Event of Default, reduce the advance rates set forth above, (y) adjust or establish additional Reserves or (z) establish additional standards of eligibility.”

(d)               Paragraph (k) of the definition of “Permitted Acquisitions” in Section 1.01 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

            “(k)      the Borrower Representative shall certify (and provide the Lender with a pro forma calculation in form and substance reasonably satisfactory to the Lender) to the Lender that, after giving effect to the completion of such Acquisition, Availability will not be less than $5,000,000 on a pro forma basis after giving effect to any Borrowing or the issuance of any Letter of Credit in connection with such Acquisition; and”

(e)                The definition of “Reserves” in Section 1.01 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

            “ ‘Reserves’ means (a) the Specified Reserve and (b) any and all reserves which the Lender deems necessary, in its Permitted Discretion, to maintain (including, without limitation, reserves for accrued and unpaid interest on the Secured Obligations, Banking Services Reserves, volatility reserves, reserves for rent at locations leased or occupied by any Loan Party and for consignee’s, warehousemen’s and bailee’s charges, reserves for dilution of Accounts, reserves for Inventory shrinkage, reserves for customs charges and shipping charges related to any Inventory in transit, reserves for Swap Obligations, reserves for contingent liabilities of any Loan Party, reserves for uninsured losses of any Loan Party, reserves for uninsured, underinsured, un indemnified or under indemnified liabilities or potential liabilities with respect to any litigation and reserves for taxes, fees, assessments, and other governmental charges) with respect to the Collateral or any Loan Party; provided, however that, with respect to this clause (b), such Reserves shall bear a reasonable relation to events or conditions that affect the Collateral; and provided, further, that, with respect to this clause (b), at the request of the Borrower Representative, the Lender shall disclose to the Borrower Representative the conditions or events based on which the Lender has established any Reserve and shall eliminate or reduce such Reserve to the extent that the Borrowers remedy such condition or event to the satisfaction of the

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Lender, leaving only such amount of such Reserve, if any, as the Lender determines in its Permitted Discretion is required after giving effect to such remedy.”

(f)                Section 1.01 of the Credit Agreement is hereby amended by adding the following definition in appropriate alphabetical order:

            “ ‘Specified Reserve’ means an amount equal to $3,000,000.”

(g)                The first sentence of Section 2.01 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

            “Subject to the terms and conditions set forth herein, the Lender agrees to make Loans to the Borrowers from time to time during the Availability Period in an aggregate principal amount that will not result in the Exposure exceeding the sum of (a) the lesser of (i) the Commitment or (ii) the Borrowing Base, minus (b) without duplication, Reserves (other than the Specified Reserve); subject to the Lender’s authority, in its sole discretion, to make Protective Advances pursuant to the terms of Section 2.04.”

(h)               The last sentence of Section 2.05(b) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

            “A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrowers shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed an amount equal to 25% of the Commitment then in effect and (ii) the total Exposure shall not exceed the sum of (A) the lesser of (1) the Commitment or (2) the Borrowing Base, minus (B) without duplication, Reserves (other than the Specified Reserve).”

(i)                 Section 2.08(c) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

            “The Borrowers may from time to time reduce the Commitment by an aggregate amount of up to $5,000,000; provided that (i) each reduction of the Commitment shall be in an amount that is an integral multiple of $2,500,000 and (ii) the Borrowers shall not reduce the Commitment if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, the sum of the Exposures would exceed the sum of (A) the lesser of (1) the Commitment or (2) the Borrowing Base, minus (B) without duplication, Reserves (other than the Specified Reserve).”

(j)                 Section 2.10(b) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

            “In the event and on such occasion that the total Exposure exceeds the sum of (i) the lesser of (A) the Commitment or (B) the Borrowing Base, minus (ii) without duplication, Reserves (other than the Specified Reserve), the Borrowers shall prepay the Loans and cash collateralize LC Exposure in an aggregate amount equal to such excess.”

(k)               Section 4.01(i) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

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           “Closing Availability.  After giving effect to all Borrowings to be made on the Effective Date and the issuance of any Letters of Credit on the Effective Date and payment of all fees and expenses due hereunder, and with all of the Loan Parties’ indebtedness, liabilities, and obligations current, the Availability shall not be less than $19,000,000.”

(l)                 Section 5.01(c) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

            “To the extent Availability is less than $5,000,000 as of the last day of any fiscal month, within 20 days after the end of such fiscal month of Compressco Partners, its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal month and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of the Financial Officers as presenting fairly in all material respects the financial condition and results of operations of Compressco Partners and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal quarter-end adjustments and normal year-end audit adjustments and the absence of footnotes.”

(m)             Section 5.01(g) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

            “As soon as available but in any event (i) so long as Exposure equals $0 at all times during such calendar quarter, within 30 days after the end of each calendar quarter, a Borrowing Base Certificate and supporting information in connection therewith as of the end of such calendar quarter, (ii) so long as Exposure is greater than $0 at any time during any calendar month and Availability is greater than $5,000,000 at all times during such calendar month, within 20 days after the end of each calendar month, a Borrowing Base Certificate and supporting information in connection therewith as of the end of such calendar month and (iii) so long as Exposure is greater than $0 at any time during any calendar week and Availability is less than or equal to $5,000,000 at any time during such calendar week, within three Business Days after the end of each calendar week, a Borrowing Base Certificate (limited to a roll-forward of Accounts) as of the end of such calendar week, in each case, together with any additional reports with respect to the Borrowing Base as the Lender may reasonably request.”

(n)               The first sentence of Section 5.11 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

            “At any time that the Lender requests, the Borrowers will, and will cause each Subsidiary to, provide the Lender with appraisals or updates thereof of their Inventory and Service and Rental Compressor Fleet Equipment from an appraiser selected and engaged by the Lender, and prepared on a basis satisfactory to the Lender, such appraisals and updates to include, without limitation, information required by applicable law and regulations; provided, however, that if (a) no Event of Default has occurred and is continuing, one such appraisal per calendar year shall be at the sole expense of the Borrowers and (b) no Event of Default has occurred and is continuing and so long as Availability is an amount less than $5,000,000 at any time during any calendar year or any portion thereof, two such appraisals per calendar year shall be at the sole expense of the Borrowers.”

(o)               The second sentence of Section 6.12 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

First Amendment to Credit Agreement

            “Relevant Date” means each of (i) the last day of the fiscal quarter ending immediately preceding any date on which Availability is less than $5,000,000 and (ii) the last day of each fiscal quarter from and after any date on which Availability is less than $5,000,000 until Availability has been greater than $5,000,000 for a period of 90 consecutive days and there is no Default that has occurred and is continuing.

2.                  Conditions Precedent to Effectiveness of this Amendment.  The following shall have occurred before this Amendment is effective:

(a)                Amendment.  Lender shall have received this Amendment fully executed in a sufficient number of counterparts for distribution to all parties.

(b)               Representations and Warranties. The representations and warranties set forth herein must be true and correct.

(c)                Other Required Documentation.  Lender shall have received all other documents and legal matters in connection with the transactions contemplated by this Amendment and such documents shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Lender.

3.                  Representations and Warranties.          Borrower and each other Loan Party represents and warrants as follows:

(a)                Authority.  Each Borrower and each other Loan Party has the requisite corporate power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Loan Documents (as amended or modified hereby) to which it is a party.  The execution, delivery, and performance by each Borrower and each other Loan Party of this Amendment have been duly approved by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restriction binding on any Borrower or such Loan Party.

(b)               Enforceability.  This Amendment has been duly executed and delivered by each Borrower and each other Loan Party.  This Amendment and each Loan Document (as amended or modified hereby) is the legal, valid, and binding obligation of each Borrower and each other Loan Party, enforceable against each Borrower and each other Loan Party in accordance with its terms, and is in full force and effect.

(c)                Representations and Warranties.  The representations and warranties contained in each Loan Document (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are correct on and as of the date hereof in all material respects without duplication of any materiality qualifier contained therein as though made on and as of the date hereof.

(d)               No Default.  No event has occurred and is continuing that constitutes a Default or Event of Default.

4.                  Choice of Law.  The validity of this Amendment, its construction, interpretation and enforcement, the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the laws of the State of Texas, without regard to conflict of laws principles thereof.

First Amendment to Credit Agreement

5.                  Counterparts.  This Amendment may be executed in one or more counterparts and by different parties hereto in separate counterparts each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.  Delivery of photocopies of the signature pages to this Amendment by facsimile or electronic mail shall be effective as delivery of manually executed counterparts of this Amendment.

6.                  Reference to and Effect on the Loan Documents.

(a)                Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.

(b)               Except as specifically set forth in this Amendment, the Credit Agreement and all other Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified, and confirmed and shall constitute the legal, valid, binding, and enforceable obligations of the Borrowers and the other Loan Parties to the Lender, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(c)                The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power, or remedy of Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

7.                  Estoppel.  To induce Lender to enter into this Amendment and to induce Lender to continue to make advances to Borrowers under the Credit Agreement, each Borrower and each other Loan Party hereby acknowledges and agrees that, after giving effect to this Amendment, as of the date hereof, there exists no Default or Event of Default and no right of offset, defense, counterclaim, or objection in favor of any Borrower or any other Loan Party as against Lender with respect to the Obligations.

8.                  Integration.  THIS AMENDMENT, THE CREDIT AGREEMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

9.                  Severability.  In case any provision in this Amendment shall be invalid, illegal, or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality , and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

10.              Submission of Amendment.  The submission of this Amendment to the parties or their agents or attorneys for review or signature does not constitute a commitment by Lender to waive any of their respective rights and remedies under the Loan Documents, and this Amendment shall have no binding force or effect until all of the conditions to the effectiveness of this Amendment have been satisfied as set forth herein.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

BORROWERS:

COMPRESSCO PARTNERS, L.P.

By:       Compressco Partners GP Inc., its general partner

By: /s/James Rounsavall

Name:  James Rounsavall

Title:    Chief Financial Officer

COMPRESSCO PARTNERS OPERATING, LLC

By:       Compressco Partners, L.P., its sole member

By:       Compressco Partners GP Inc., its general partner

By: /s/James Rounsavall

Name:  James Rounsavall

Title:    Chief Financial Officer

COMPRESSCO PARTNERS SUB, INC.

By: /s/James Rounsavall

Name:  James Rounsavall

Title:    Chief Financial Officer

LOAN PARTIES:

COMPRESSCO HOLDINGS, LLC

By:       Compressco Partners Operating, LLC, its sole member

By:       Compressco Partners, L.P., its sole member

By:       Compressco Partners GP Inc., its general partner

By: /s/James Rounsavall

Name:  James Rounsavall

Title:    Chief Financial Officer

First Amendment to Credit Agreement
Signature Page

COMPRESSCO LEASING, LLC

By:       Compressco Partners Operating, LLC, its sole member

By:       Compressco Partners, L.P., its sole member

By:       Compressco Partners GP Inc., its general partner

By: /s/James Rounsavall

Name:  James Rounsavall

Title:    Chief Financial Officer

COMPRESSCO FIELD SERVICES INTERNATIONAL, LLC

By:       Compressco Partners Operating, LLC, its sole member

By:       Compressco Partners, L.P., its sole member

By:       Compressco Partners GP Inc., its general partner

By: /s/James Rounsavall

Name:  James Rounsavall

Title:    Chief Financial Officer

COMPRESSCO INTERNATIONAL, LLC

By:       Compressco Partners Operating, LLC, its sole member

By:       Compressco Partners, L.P., its sole member

By:       Compressco Partners GP Inc., its general partner

By:/s/James Rounsavall

Name:  James Rounsavall

Title:    Chief Financial Officer

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Signature Page

JPMORGAN CHASE BANK, N.A.

By: /s/Andrew Ray

Name: Andrew Ray
Title:    Vice President

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Signature Page